Exhibit 4.7

(FACE OF SECURITY)

FORM OF GLOBAL SECURITY (NOTE NO. 1) FOR MICROSECTORS™ U.S. Big Oil 3× LEVERAGED ETNs DUE [ ]

This Security will not constitute a deposit that is insured under the Canada Deposit Insurance Corporation act or by the U.S. Federal Deposit Insurance Corporation.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO BANK OF MONTREAL, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(Face of Security continued on next page)

CUSIP No.: [ ]

ISIN: [ ]

bank of MONTREAL

SENIOR MEDIUM-TERM NOTES, SERIES I

MicroSectors™ U.S. Big Oil 3× Leveraged ETNs due [ ] (Note No. 1)

Reference is hereby made to the terms and conditions of this Security set forth in the following disclosure documents filed with the U.S. Securities and Exchange Commission (Registration Statement No. 333-264388): (i) the sections of the Pricing Supplement related to this Security, dated [ ] (the “Pricing Supplement”) entitled “Terms of the ETNs” and “Additional Terms of the ETNs”, (ii) the section of the Prospectus Supplement dated May 26, 2022 (the “Prospectus Supplement”), entitled “Description of the Notes We May Offer” and (iii) the section of the Prospectus, dated May 26, 2022, (the “Prospectus”) entitled “Description of Debt Securities We May Offer” (such terms and conditions of this Security set forth in such sections of the Pricing Supplement, the Prospectus Supplement and the Prospectus, the “Incorporated Terms and Conditions”). The Incorporated Terms and Conditions are hereby incorporated by reference into this Security and are binding upon the parties hereto.

All terms used in this Security that are not defined in this Security but are defined in the Indenture referred to on the reverse of this Security shall have the meanings assigned to them in the Indenture. Section headings on the face of this Security are for convenience only and shall not affect the construction of this Security.

In the event of any conflict between this Security and the Incorporated Terms and Conditions, the terms and provisions set forth in the Incorporated Terms and Conditions shall control and be binding upon the parties hereto.

1.	Promise to Pay

Bank of Montreal, a Canadian chartered bank (together with its successors and assigns, the “Bank”), for value received, hereby promises to pay (or cause to be paid) to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the amounts due, if any, on this Security, in cash, together with unpaid accrued interest thereon, if any, in each case as specified in the Incorporated Terms and Conditions, on the date or dates specified in the Incorporated Terms and Conditions.

2.	Increases and Decreases of Principal Amount

At any time after the initial issue date, the aggregate Principal Amount of this Security shall be the most recent amount set forth on Schedule I hereto under the heading ”Principal Amount of this Security Following Such Increase or Decrease”, if applicable. Upon receipt of a written instruction from the Bank instructing the Trustee to issue more Securities represented by this Security and delivery of such Securities through the DTC book-entry system, the Trustee shall make notations on Schedule I to evidence such issuance and the new aggregate Principal Amounts represented by this Security.

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The Bank may also instruct the Trustee to cancel Securities held by the Bank represented by this Security. Upon delivery of the Securities to be cancelled through the DTC book-entry system, the Trustee shall make notations on Schedule I to evidence such cancellation and the new aggregate Principal Amounts represented by this Security.

The Trustee may, as necessary, add additional pages of the same format to Schedule I, to evidence additional issuances, cancellations and the aggregate Principal Amount represented by this Security, which additional pages shall constitute part of this Security to the same extent as if they had been part of this Security at the initial issuance and authentication hereof.

3.	Reverse of this Security

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

4.	Certificate of Authentication

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual, facsimile or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Bank has caused this instrument to be duly executed.

Dated:	Bank of Montreal

By:
		Name:	Laurence Kaplan
		Title:	Managing Director, Cross-Asset Solutions,
Global Structured Products
BMO Capital Markets

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON
as Trustee

By:
Authorized Signatory

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(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Bank (herein called the “Securities”), issued and to be issued in one or more series under the Senior Indenture dated as of January 25, 2010, as amended and supplemented by the First Supplemental Indenture dated as of September 23, 2018, between the Bank and Computershare Trust Company, N.A., as successor trustee to Wells Fargo Bank, National Association (the “Original Trustee”), as further amended and supplemented by the Third Supplemental Indenture dated as of May 26, 2022 (as so amended and supplemented, the “Series I Indenture”), among the Bank, the Original Trustee and The Bank of New York Mellon, as series trustee (the “Trustee”). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Bank, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. References herein to “this series” mean the series designated on the face hereof.

The initial Principal Amount of this Security is set forth in Schedule 1. The Bank may, without the consent of any Holder, at any time and from time to time, increase the Principal Amount if in the future it determines that it may wish to sell additional Securities of this series.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Bank and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Bank and the Trustee with the consent of the Holders of a majority in Principal Amount of the Securities at the time Outstanding of each series to be affected, or in certain cases the unanimous consent of each of such Holders. The Indenture also contains provisions permitting the Holders of specified percentages in Principal Amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Bank with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in Principal Amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity satisfactory to the Trustee, and the Trustee shall not have received from the Holders of a majority in Principal Amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 90 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

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No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay the principal of this Security as herein provided.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Bank in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations as specified in the Incorporated Terms and Conditions. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate Principal Amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Bank or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Bank, the Trustee and any agent of the Bank or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Bank, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

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SCHEDULE I

The initial Principal Amount of this Security is $[ ]. The following increases or decreases in the Principal Amount of this Security have been made:

Date	Amount of Increase in Principal Amount of this Security	Amount of Decrease in Principal Amount of this Security	Principal Amount of this Security Following Such Increase or Decrease	Initials of Officer of Trustee
	$	$	$

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